-The Target Portfolio Trust
For the period ended 6/30/06
File number 811-7064

SUB-ITEM 77-D-5

THE TARGET PORTFOLIO TRUST
Large Capitalization Growth Portfolio
International Equity Portfolio

Supplement Dated June 28, 2006 to the
Statement of Additional Information (SAI)
Dated April 28, 2006
_____________________________________________________________

I. With respect to the Large Capitalization Growth Portfolio the "Subadvisors and Subadvisory Fee Rates" table appearing in the section of the SAI entitled "Management & Advisory Arrangements-Subadviser(s)" is hereby revised by deleting the existing contractual subadvisory fee rate set out for Marsico with respect to the Large Capitalization Growth Portfolio and substituting the following:


0.40% of aggregate assets up to $1.5 billion;

0.35% of aggregate assets over $1.5 billion*

* For purposes of the fee calculation, the assets of the following portfolios and funds subadvised by Marsico and managed or co-managed by Prudential Investments LLC and/or
American Skandia Investment Services, Inc.
will be aggregated:


(i)
American Skandia Trust AST Marsico
Capital Growth Portfolio;


(ii)
Strategic Partners Mutual Funds, Inc. -
Strategic Partners Capital Growth Fund;


(iii)
Strategic Partners Asset Allocation
Funds - Strategic Partners Conservative
Allocation Fund;


(iv)
Strategic Partners Asset Allocation
Funds - Strategic Partners Moderate
Allocation Fund;


(v)
Strategic Partners Asset Allocation
Funds - Strategic Partners Growth
Allocation Fund;


(vi)
The Target Portfolio Trust - Large
Capitalization Growth Portfolio;


(vii)
The Prudential Series Fund - Global
Portfolio; and


(viii)
American Skandia Trust AST Advanced
Strategies Portfolio


(ix)
Future large cap growth accounts for
which Marsico may provide substantially
similar advisory or sub-advisory
services and which Marsico, Prudential
Investments LLC and/or American Skandia
Investment Services, Inc. (as
applicable) mutually agree in writing
may be included in determining the level of average daily net assets.

II. With respect to the International Equity Portfolio, effective on or about July 1, 2006, the contractual subadvisory fee rate payable to Thornburg Investment Management, Inc. ("Thornburg") under the subadvisory agreement between Thornburg and Prudential Investments LLC will change. The "Subadvisors and Subadvisory Fee Rates" table appearing in the section of the SAI entitled "Management & Advisory Arrangements-Subadviser(s)" is hereby revised by deleting the existing contractual subadvisory fee rate set out for Thornburg with respect to the International Equity Portfolio and substituting the following new contractual subadvisory fee rate:


 0.35% on aggregate assets up to $100 million;
 0.30% on aggregate assets over $100 million*


*For purposes of the fee calculation, the assets managed by Thornburg in the International Equity Portfolio will be aggregated with the assets managed by Thornburg in the following funds and portfolios:


(i)
Prudential World Fund, Inc. - Strategic
Partners International Value Fund;


(ii)
Strategic Partners Asset Allocation
Funds - Strategic Partners Moderate
Allocation Fund;


(iii)
Strategic Partners Asset Allocation
Funds - Strategic Partners Growth
Allocation Fund;


(iv)
American Skandia Trust - AST LSV
International Value Portfolio; and


(v)
The Prudential Series Fund - SP LSV
International Value Portfolio.

*          **

These changes in subadvisory fees have no effect on advisory fee rates payable by any of the Funds.